Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196674) of Aldeyra Therapeutics, Inc. of our report dated March 23, 2015, relating to the financial statements of Aldeyra Therapeutics, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Boston, Massachusetts

March 23, 2015